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                                                                     EXHIBIT 2.2

                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

         THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER is dated as of July 28, 1999 (the "Amendment") by and among RealNetworks, Inc., a Washington corporation ("RealNetworks"), XTC Acquisition Corp., a Delaware corporation and the wholly-owned subsidiary of RealNetworks ("Purchaser"), Xing Technology Corporation, a California corporation (the "Company"), and, Hassan Miah and Dean Kaplan (collectively, the "Executive Shareholders").

SECTION 1.   RECITALS OF FACT.

         1.1 RealNetworks, Purchase, the Company and the Executive Shareholders have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of April 12, 1999. The parties hereto desire to extend the term of the Merger Agreement as set forth herein. Capitalized terms used herein which are not otherwise defined shall have the meanings given to such terms in the Merger Agreement.

SECTION 2.   AMENDMENT.

         Section 7.1(c) of the Merger Agreement is amended and restated in its entirety as follows:

             "c. By either RealNetworks or the Company if the Closing has not occurred (other than through the failure of the party seeking to terminate this Agreement to comply with its obligations under this Agreement) on or before August 31, 1999 (the "Permitted Termination Date"), provided however, that the Permitted Termination Date shall be September 20, 1999 if (i) holders of more than five percent (5%) of the outstanding shares of Company Common Stock (assuming conversion of all outstanding shares of Preferred Stock) may, on August 31, 1999, still perfect dissenters' rights under applicable law, and (ii) the conditions to Closing set forth in Sections 6.1(a), (b), (c) and (e), 6.2(a), (b) and (d) and 6.3(a), (b), (f),
             (g) and (l) would have been met on August 31, 1999 had the Closing occurred on such date."

SECTION 3.   MISCELLANEOUS.

         (a) Except as set forth herein, the Merger Agreement shall continue in full force and effect.

         (b) This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its rules of conflict of laws.

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         (c) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.


                                  REALNETWORKS, INC.


                                  By:/s/ Paul Bialek
                                     ------------------------------------------
                                  Title:  Sr. Vice President, Finance &
                                          Operations and Chief Financial Officer


                                  XTC ACQUISITION CORP.


                                  By:/s/ Paul Bialek
                                     ------------------------------------------
                                  Title: Vice President
                                        ---------------------------------------


                                  XING TECHNOLOGY CORPORATION


                                  By:/s/ Hassan Miah
                                     ------------------------------------------
                                  Title:  Chief Executive Officer
                                        ---------------------------------------


                                  /s/ Hassan Miah
                                  ---------------------------------------------
                                  Hassan Miah


                                  /s/ Dean Kaplan
                                  ---------------------------------------------
                                  Dean Kaplan


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